Exhibit 1.1

MedicalCV, Inc.

[            ] Shares*
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York

June [     ], 2006

C.E. Unterberg, Towbin LLC
Craig-Hallum Capital Group LLC
Roth Capital Partners, LLC
As Representatives of the several Underwriters,
c/o C.E. Unterberg, Towbin LLC
350 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

MedicalCV, Inc., a Minnesota corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [           ] shares of Common Stock, $0.01 par value (“Common Stock”) of the Company, (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to [            ] additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The terms which follow, when used in this Agreement, shall have the meanings indicated.

* Plus an option to purchase from the Company up to [         ] additional shares to cover over-allotments.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Minnesota.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Statutory Prospectus; (ii) the Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) information contained on Schedule III hereto.

 “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

 “Execution Time” shall mean [    :    ] (Eastern Time) on the date of this Agreement.(1)

(1) The time chosen will be the time at which, or at the time immediately prior to the time, the Securities are priced.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430, as amended at the Execution Time and, in the event any post-effective amendment thereto or any

Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

 “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462(b)” refer to such rules under the Act.

“Rule 430A Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean the preliminary prospectus relating to the Securities that is included in the Registration Statement relating to the Securities immediately prior to the Execution Time.

1.  Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)  The Company has prepared and filed with the Commission a registration statement (file number 333-134315) on Form SB-2, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time.

(b)  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the

Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c)  The materials filed or to be filed with any jurisdiction of the United States in which the Company plans to offer the Securities for sale do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in such materials in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in such materials (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)  The Disclosure Package, when taken together as a whole, and each electronic roadshow when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)  At the time of filing the Registration Statement and as of the Execution Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the

Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)  Each Issuer Free Writing Prospectus, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; it is being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied or will comply with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.

(h)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Minnesota with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(i)  The Company does not own or control, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, partnership, joint venture, association or other entity.

(j)  The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance on the Nasdaq National Market; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k)  There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Risk Factors—Risks Related to our Business—The development and commercialization of our ATRILAZE minimally invasive system, which has not yet been cleared by the FDA, is critical for our success,” “Risk Factors—Risks Related to our Business—We may need to fund multiple research studies throughout the lifecycle of each of our products, providing statistically significant scientific data to regulatory agencies and cost effectiveness data to third party healthcare payers,” “Risk Factors—Risks Related to our Business—If patients allege that the use of our cardiovascular devices injured them, we may face substantial product liability claims,” “Risk Factors—Risks Related to our Business—Once medical devices are cleared for sale, regulatory authorities may still limit the use of such products, prevent the sale or manufacture of such products or require a recall or withdrawal of such products from the marketplace,” “Risk Factors—Risks Related to our Business—We may be subject to fines, penalties or injunctions if we are determined to be promoting our products for unapproved, ‘off-label,’ or new uses, or making false, misleading or unsubstantiated claims, which would harm our operating results and reduce the value of your investment,” “Risk Factors—Risks Related to our Business—As a medical device manufacturer, we are subject to federal and state laws prohibiting ‘kickbacks’ and false or fraudulent claims, which, if violated, could subject us to substantial penalties” “Risk Factors—Risks Related to our Business—We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent registered public accounting firm,” “Risk Factors—Risks Related to our Business—We cannot predict the outcome of legal proceedings and an adverse determination could negatively impact our financial results,” “Risk Factors—Risks Related to This Offering—Minnesota law and our ability to issue preferred stock could deter a take-over or acquisition of our company,” “Business—Regulatory Clearance,” “Business—Government Regulation,” “Business—Legal Proceedings,”

“Description of Securities” and “Underwriting” fairly summarize the matters therein described.

(l)  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(m)  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n)  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except for official notice of issuance to the Nasdaq National Market, and such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(o)  Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter or by-laws of the Company or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, except as set forth in the Disclosure Package and the Prospectus, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its or their properties.

(p)  Other than listed on Schedule IV hereto, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(q)  The Company is a “small business issuer” as defined in Rule 405 of the Act and is eligible to use Form SB-2 for the offering of the Securities.

(r)  The financial statements and schedules, if any, of the Company included in the Preliminary Prospectus, the Prospectus and the

Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected financial data set forth under the caption “Selected Financial Data” in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(s)  Except as set forth in the Disclosure Package and the Prospectus, no action, suit, investigation or proceeding by or before any domestic or foreign court, arbitrator or governmental agency, authority or body, including the United States Food and Drug Administration (the “FDA”), the Department of Health and Human Services Offices of the Inspector General and the Department of Justice pursuant to the Federal Healthcare Program Anti-Kickback Statute (the “Anti-Kickback Statute”), involving the Company or its property is pending or threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material effect on in the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and no labor disturbance by or dispute with the employees of the Company exists or is threatened or is imminent that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(t)  The Company has not knowingly or willfully solicited, received, paid or offered to pay any remuneration, directly or indirectly, overtly or covertly, in cash or in kind for the purpose of making or receiving any referral which violated any applicable domestic or foreign anti-kickback or similar law, including the Anti-Kickback Statute, or any applicable state anti-kickback law.

(u)  The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; the Company is not in violation of any law, rule or regulation of any Federal, state or local governmental or regulatory authority applicable to it, including without limitation, all regulations promulgated by the FDA or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials or medical devices, and is in compliance with all terms and conditions of, and has not failed to obtain and maintain in effect, any license, certificate, clearance, certificate, permit or other governmental authorization (collectively, “Government Approvals”), including without limitation, all such Government Approvals required by the FDA or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials or medical devices, required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and the Company has not received notice of any proceedings relating to the revocation or material modification of any such Governmental Approvals and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification, withdrawal, rescission or termination of any Governmental Approvals held by others, known to the Company that could lead to, the revocation, suspension, modification, withdrawal, rescission or termination of any Governmental Approvals, which if the subject of an unfavorable decision, ruling or finding, could individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business; the Company has no reason to believe that any party granting any such Governmental Approvals is considering revoking, suspending, modifying, withdrawing, or limiting the same in any material respect; the Company is not required to file any investigational device exemption to the FDA or a any comparable foreign application to any foreign regulatory agency for any clinical trial that it is conducting or sponsoring.

(v)  The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (v) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Prospectus.

(w)  PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules, if any, included in the Preliminary Prospectus and the Prospectus, is an independent registered accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(x)  Lurie Besikof Lapidus & Company LLP is an independent registered accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(y)  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(z)  The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(aa)  No labor dispute with the employees of the Company is threatened or imminent that could result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(bb)    The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; except as set forth in the Disclosure Package and the Prospectus, the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc)  The Company possesses all licenses, certificates, permits and other authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(dd)  The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect in the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  Except as set forth in the Disclosure Package and the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ee)  In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff)  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in its internal controls over financial reporting, except as set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg)  The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure control and procedures are effective.

(hh)  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii)  The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted.  There are no rights of third parties to any of the Company’s Intellectual Property; to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; except as set forth in the Disclosure Package and the Prospectus, there is no pending or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and, except as set forth in the Disclosure Package and the Prospectus, the Company is unaware of any facts which would form a reasonable basis for any such claim; except as described in the Disclosure Package and the Prospectus, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; there is no pending or to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; to the Company’s knowledge, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(jj)  The statements contained in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors—Risks Related to our Business—We may be unable to establish and protect our proprietary rights which are critical to our success in developing products for cardiac tissue ablation and the potential treatment of AF,” “Risk Factors—Risks Related to our Business—We may be subject to claims that we infringe the intellectual property rights of third parties, which could adversely affect the sale of our products and our financial condition” and “Business—Intellectual Property”, insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(kk)  The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”),  has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; the Company has fulfilled its obligations, if any, under Section 515 of ERISA; the Company does not maintain and is not required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company is in compliance in all material respects with the currently applicable provisions of ERISA; and the Company has not incurred and could not reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(ll)  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practice Act of 1977, as amended and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” as such term is defined in the FCPA or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)  All of the information provided by or behalf of the Company in writing to the Underwriters or to the Underwriters’ counsel specifically for use by the Underwriters’ counsel in connection with its COBRADesk filings (and related disclosure) with the National Association of Securities Dealers, Inc. is true, complete and correct in all material respects.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.  Purchase and Sale.

(a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[    ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [      ] shares of Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  Delivery of certificates for the shares of Option Securities, and payment therefor, shall be made as provided in Section 3 hereof.  The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.  Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on June [     ], 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.  The Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full Business Days in advance of the Closing Date.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option), for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds.  Delivery of the Option Securities shall be made through facilities of the Depository Trust Company unless the Representatives shall otherwise instruct.  The Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full Business Days in advance of the Closing Date.

If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date(s) for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date(s) the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.  Agreements.  The Company agrees with the several Underwriters that:

(a)  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f)  The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, and will make such applications, file such documents, and furnish such information as may be required for that purpose.  The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as required for the distribution of the Securities.

(g)  The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of C.E. Unterberg, Towbin LLC, offer, sell or contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction; provided, however, that the Company may (i) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (iii) file a registration statement on Form S-8 in respect of any employee benefit plan described in the Prospectus.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Section shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(h)  The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(i)  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)  Prior to the Closing Date and, if applicable, each settlement date, the Company will furnish the Representatives, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Disclosure Package or the Prospectus.

(k)  The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (iv) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(l)  The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m)  The Company will use all commercially reasonable efforts to obtain waivers of the registration rights that the holders of securities listed on Schedule IV hereto may have as a result of the filing of the Registration Statement and the issuance and sale of Securities pursuant to this Underwriting Agreement prior to the Closing Date.

6.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, pursuant to Section 3 hereof, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)  the Company shall have requested and caused Briggs and Morgan, Professional Association, to have furnished to the Representatives their opinion, dated the Closing Date, and any settlement date, if applicable, and addressed to the Underwriters, to the effect that:

(i)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Minnesota, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

(ii)  the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable;; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and satisfactory distribution on the Nasdaq National Market; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and to the best of such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(iii)  except as set forth in the Prospectus and Disclosure Package, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Preliminary Prospectus and the Prospectus and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Preliminary Prospectus and Prospectus under the headings “Risk Factors—Risks Related to our Business—If patients allege that the use of our cardiovascular devices injured them, we may face substantial product liability claims,” “Risk Factors—Risks Related to our Business—We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent registered public accounting firm,” “Risk Factors—Risks Related to our Business—We cannot predict the outcome of legal proceedings and an adverse determination could negatively impact our financial results,” “Risk Factors—Risks Related to This Offering—Minnesota law and our ability to issue preferred stock could deter a take-over or acquisition of our company,” “Business—Legal Proceedings,” “Description of Securities” and “Underwriting” insofar as such statements summarize legal or regulatory matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal or regulatory matters, agreements, documents or proceedings;

(iv)  the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

(v)  this Agreement has been duly authorized, executed and delivered by the Company;

(vi)  the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(vii)  no consent, approval, authorization filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Preliminary Prospectus and the Prospectus;

(viii)  neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition or covenant or instrument to which the Company is a party or bound or to which its property is subject (collectively, the “Contracts”) and which are identified to such counsel on the annexed schedule to such opinion by an authorized officer of the Company as being all of the Contracts that are material to the Company, except as set forth in the Prospectus and Disclosure Package, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (viii) (if any), have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and Prospectus;

(ix)  the Company is not a party to any agreement that would require the inclusion in the Registration Statement of shares or other securities owned by any person or entity other than the Company, except for registration rights listed on an annexed schedule to such opinion, all of which such registration rights have been waived in connection with the registration, issuance and sale of the Securities contemplated by the Underwriting Agreement; and

(x)  such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and on the Closing Date and on any settlement date, if applicable, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion); and

(xi)  such counsel has no reason to believe that at the Effective Time the documents and information specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package, when taken together as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota and the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)  the Company shall have requested and caused Merchant & Gould, Professional Corporation, special intellectual property counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date, and any settlement date, if applicable, and addressed to the Underwriters, to the effect that:

(i)  Schedule A attached to such opinion is a true and complete list of patent and trademark applications, issued patents and registered trademarks owned by the Company relating to the products it has developed for treating atrial fibrillation.  The Company currently owns 13 pending U.S. non-provisional patent applications, 1 pending U.S. provisional patent application, 1 pending international patent application, and 1 European patent application, one or more of which contain claims that cover products the Company has developed and is developing for treating atrial fibrillation.  The Company has 2 pending U.S. trademark applications to register the mark MEDICAL CV (with and without a design).  The Company has U.S. federal registrations for the marks INTERFACE, MEDICAL CV, ATRILAZE, and OMNICARBON.  We are unaware of what trademark rights, if any, the Company has in the marks GLIDETHRU and ULTRAPURE, both of which are noted in the Registration Statement;

(ii)  to the best knowledge of such counsel, the Company is the owner of all right, title, and interest in the patent applications listed in Schedule A attached to such opinion (the “Patent Rights”); all such Patent Rights have been assigned solely to the Company, which assignments have been recorded in the U.S. Patent and Trademark Office or other foreign patent office, as applicable, or have been submitted for recording in the U.S. Patent and Trademark Office or other foreign patent office, as applicable.  With respect to Patent Rights that have been assigned to the Company, we have no reason to believe that such assignments are invalid;

(iii)  with regard to pending patent applications listed in Schedule A attached to such opinion, to the best knowledge of such counsel, there is no prior art that would render any of the pending claims unpatentable, or if issued, invalid.  However, it is such counsel’s experience that the scope of claims which might issue on  a patent application frequently changes during prosecution of an application and such counsel can give no assurances that any currently pending claim will issue as filed. With regard to pending patent applications listed in Schedule A attached to such opinion, to the best knowledge of such counsel, there is no fact or circumstance that would render any of the patent applications, if issued, unenforceable.  In relation to patent applications where there has been a rejection, to the best knowledge of such counsel, the arguments responding to any rejections have been advanced in good faith;

(iv)  to the extent required by applicable law, during the prosecution of the patent applications, all material facts and information known by such counsel and the Company has been or will be disclosed to the applicable patent office and, to the best knowledge of such counsel, both such counsel and the Company have complied with any required duty of disclosure, candor or good faith in dealing with the applicable patent offices with respect to the Patent Right;

(v)  other than as disclosed in the Registration Statement, to the best knowledge of such counsel the operation of the business of the Company, as now conducted or as proposed to be conducted, together with the use of the Intellectual Property owned by the Company, does not conflict with, infringe, misappropriate or otherwise violate the intellectual property rights of any third party.  Other than as disclosed in the Registration Statement, to the best knowledge of such counsel, no actions, suits, claims or proceedings have been asserted or threatened against the Company alleging any of the foregoing or seeking to challenge, deny or restrict the operation of the business of the Company.  Also, to the best knowledge of such counsel, no court has issued any order, judgment, decree or injunction restricting the operation of the business of the Company.  The Company received an April 29, 2005 letter from Edwards Lifesciences LLC drawing such counsel’s attention to six patents exclusively licensed to Edwards Lifesciences LLC from CardioFocus, Inc.  That letter did not include a charge of infringement.  Based upon such counsel’s review of the six patents, such counsel believes that the Company’s cardiac ablation systems described in the Registration Statement do not infringe any of those patents;

(vi)  to the best knowledge of such counsel, other than patent office review of pending patent applications included in the Patent Rights, there are no legal or governmental proceedings pending involving the Patent Rights; the Company has not received any notice of a threatened or contemplated legal proceeding by governmental authorities or others challenging the validity or scope of the Patent Rights; and none of the Patent Rights is the subject of an interference, reexamination, reissue, opposition or nullity proceeding;

(vii)  to the best knowledge of such counsel, the proposed products to be sold by the Company as described in the Registration Statement are covered, in whole or in part, by one or more claims of the U.S. patent applications listed in Schedule A to such opinion; and

(viii)  to the best knowledge of such counsel, the statements and the information contained in the Registration Statement Sections (2) do not contain an untrue statement of a material fact, are accurate in all material respects, fairly represent the matters disclosed therein and do not omit to state a material fact or facts

(2) The Registration Statement Sections will be defined in such opinion to include the information in the following sections of the Registration Statement: “Risk Factors─Risks Related to Our Business—We may be unable to establish and protect our proprietary rights which are critical to our success in developing products for cardiac tissue ablation and the potential treatment of atrial fibrillation,” “Risk Factors─Risks Related to Our Business—We may be subject to claims that we infringe the intellectual property rights of third parties, which could adversely affect the sale of our products and our financial condition,”  “Business─Overview,” “Business─AF Treatment Options,” “Business─Alternative Energy Sources for Surgical Ablation,” “Business─MedicalCV’s ATRILAZE Minimally Invasive Solution,” “Business─The MedicalCV Strategy,” and “Business─Intellectual Property.”

necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)  issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)  The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date, if applicable, and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date, if applicable, and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)  The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date, if applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Securities, and this Agreement and that on and as of the Closing Date or any settlement date, if applicable:

(i)  the representations and warranties of the Company in this Agreement are true and correct with the same effect as if made on the Closing Date or settlement date, if applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii)  the Company has not received any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(iv)  since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g)   At the Execution Time, the Representatives shall have received from PricewaterhouseCoopers LLP, a letter dated the date hereof (the “PWC Original Comfort Letter”) addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.  On each of the Closing Date and any settlement date, if applicable, the Representatives shall have received from PricewaterhouseCoopers LLP, a letter dated such date (each, a “PWC Bring-Down Comfort Letter”), in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the PWC Original Comfort Letter, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or such settlement date, as the case may be.

(h)  At the Execution Time, the Representatives shall have received from Lurie Besikof Lapidus & Company LLP, a letter dated the date hereof (the “Lurie Original Comfort Letter” and together with the PWC Original Comfort Letter, the “Original Comfort Letters”) addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.  On each of the Closing Date and any settlement date, if applicable, the Representatives shall have received from Lurie Besikof Lapidus & Company LLP, a letter dated such date (each, a “Lurie Bring-Down Comfort Letter” and together with the PWC Bring-Down Comfort Letter, the “Bring Down Comfort Letters”), in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the Lurie Original Comfort Letter, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or such settlement date, as the case may be.

(i)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the any of the Original Comfort Letters or Bring-Down Comfort Letters or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(j)  Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

(k)  The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such action shall have been provided to the Representatives.

(l)  Prior to the Closing Date and any settlement date, if applicable, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(m)  Prior to the Closing Date, the Company shall have received waivers of the registration rights that the holders of securities listed on Schedule IV hereto may have had as a result of the filing of the Registration Statement and the issuance and sale of Securities pursuant to this Underwriting Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, on or before 9:00 AM eastern standard time on the Closing Date.

7.  Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through C.E. Unterberg, Towbin LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.  Indemnification and Contribution.

(a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the registration statement for the registration of the Securities as originally filed or in any amendment thereof, (B) any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or (C) any application or other materials filed with the various jurisdictions in which the Company plans to offer the Securities for sale, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) and (ii) above and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth in the second to last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably delayed or withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date or settlement date, if applicable, shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, care of C.E. Unterberg, Towbin LLC, 350 Madison Avenue, New York, New York, 10017; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, attention of Marc Flores.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.  No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the

Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17.  Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Medical CV, Inc.

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

C.E. Unterberg, Towbin LLC
By:
Title:

For itself and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased

C.E. Unterberg, Towbin LLC

Craig-Hallum Capital Group LLC

Roth Capital Partners, LLC

Total

SCHEDULE II

Schedule of Free Writing Prospectuses Included in the Disclosure Package

[list all FWPs included in the Disclosure Package]

SCHEDULE III

Number of Underwritten Securities:

Number of Option Securities:

Price per share to the public:

Closing date:

SCHEDULE IV

[List holders of securities of the Company that have rights to registration of such securities under the Registration Statement]

EXHIBIT A

MedicalCV, Inc.

Lock-Up Agreement

June [    ], 2006

C.E. Unterberg, Towbin LLC
Craig-Hallum Capital Group LLC
Roth Capital Partners, LLC
As Representatives of the several Underwriters,
c/o C.E. Unterberg, Towbin LLC
350 Madison Avenue
New York, New York 10017

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between MedicalCV, Inc., a Minnesota corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of C.E. Unterberg, Towbin LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition as effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by C.E. Unterberg, Towbin LLC.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the lock-up period (as such may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successor, and assigns.

Yours very truly,

[Signature of officer, director or major shareholder]

[Name and address of officer, director or 5% shareholder]